MODIFICATION TO CONSTRUCTION LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

THIS MODIFICATION TO CONSTRUCTION LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (the “Modification Agreement”) effective as of November 16, 2012 is made by and among HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Borrower”), BANK OF AMERICA, N.A. (“Bank of America”) as Administrative Agent, for itself as a Lender and each Lender from time to time a party to the Agreement as defined herein (each individually, a “Lender” and collectively, the “Lenders”), RAYMOND JAMES BANK, N.A. (formerly known as Raymond James Bank, FSB) (“Raymond James” and collectively with Bank of America, sometimes referred to herein as the “Original Lenders”) as a Lender, and ONEWEST BANK, FSB, (“OneWest”) as a Lender who agree as follows:

RECITALS

A. Borrower, Bank of America as Administrative Agent, on behalf of itself as a Lender and the other Lenders, and Raymond James as a Lender entered into that certain Construction Loan Agreement dated as of April 30, 2010 as amended by the Letter Agreement dated June 11, 2010, Letter Agreement dated July 15, 2010, Letter Agreement dated September 2, 2010, and Letter Agreement dated May 9, 2012, and as further amended by Loan Extension Agreement effective as of October 30, 2012 (the “Loan Extension Agreement”) each by and among Borrower, Bank of America as Administrative Agent and as a Lender and Raymond James as a Lender (collectively, the “Original Loan Agreement”) pursuant to which Original Lenders agreed to make a loan to Borrower in the amount of $55,000,000 (the “Original Loan”). Capitalized terms not defined herein shall have the meanings for such terms as set forth in the Original Loan Agreement.

B. The Original Loan is evidenced by the following two promissory notes: (i) Promissory Note dated April 30, 2010 in the amount of $27,500,000 made and delivered by Borrower in favor Bank of America, N.A., (the “Original Bank of America Note”); and (ii) Promissory Note dated April 30, 2010 in the amount of $27,500,000 made and delivered by Borrower in favor of Raymond James Bank, FSB (the “Original Raymond James Note” and collectively with the Original Bank of America Note, the “Original Notes”).

C. The Original Notes are secured by, among other things, a Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of April 30, 2010 executed by Borrower as trustor in favor of PRLAP, Inc. as trustee for the benefit of the Administrative Agent on behalf of the Original Lenders and such other Lenders from time to time a party to the Original Loan Agreement and recorded on May 4, 2010 as Document No. 2010-0204347 in the Official Records of Riverside County, California as modified by Modification of Deed of Trust and Other Loan Documents dated September 22, 2010 executed by and between Borrower, Administrative Agent and the Original Lenders and recorded on September 22, 2010 as Document No. 2010-0453055 in the Official Records of Riverside County, California (collectively the “Original Deed of Trust”) and which encumbers the property described therein (the “Property”).

D. Repayment of the indebtedness of the Borrower to the Lenders is also secured by a Security Agreement (Certificate of Deposit Account at Bank of America, N.A.) dated April 30, 2010 executed by Borrower in favor of Bank of America, N.A. as Administrative Agent on behalf of the Lenders pursuant to which Borrower granted to Administrative Agent on behalf of the Lenders a security interest in a deposit account described therein.

E. Additional security interests granted by the Borrower in favor of the Lenders in connection with the Original Loan are also evidenced by (i) UCC-1 Financing Statement recorded on May 4, 2010 as Document No. 2010-0204348 in the Official Records of Riverside County, California as amended by UCC Financing Statement Amendment recorded on September 22, 2010 as Document No. 2010-0453056 in the Official Records of Riverside County, California; and (ii) UCC-1 Financing Statement filed on May 5, 2010 as Filing No. 2010 1578305 with the Secretary of State of the State of Delaware as amended by UCC Financing Statement Amendment filed on October 14, 2010 as Filing No. 2010 3593567 with the Secretary of State of the State of Delaware.

F. The Original Loan is guaranteed by each of TG Development Corp., a Delaware corporation, Trans LP Holdings, LLC, a Delaware limited liability company, Boca Ocean Holdings, LLC, a Delaware limited liability company, T/CAL Holdings, LLC, a Delaware limited liability company, and Island Boulevard Holdings, LLC, a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”) pursuant to a Guaranty Agreement dated as of April 30, 2010 executed by the Guarantors in favor of the Administrative Agent and the Lenders (the “Original Guaranty”).

G. The proceeds of the Original Loan have been used by Borrower for the construction of the Improvements. The Original Loan has been fully funded as of the date hereof and the Improvements have been completed and a certificate of occupancy for the Improvements was issued by the City of Moreno Valley, California on April 30, 2012.

H. Pursuant to Borrower’s election to extend the Maturity Date as provided in the Original Loan Agreement and the terms and conditions of the Loan Extension Agreement, the current maturity date of the Original Loan is November 29, 2012.

I. Borrower has now requested the following: (i) a future advance loan in the amount of Twenty Five Million Dollars Four Hundred Twenty Nine Thousand Dollars ($25,429,000) (the “Future Advance Loan”) to be secured by the Original Deed of Trust and other documents securing the Original Loan and which shall increase the total amount of Borrower’s aggregate principal indebtedness to the Lenders to Eighty Million Dollars ($80,000,000.00); and (ii) a three (3) year extension to the Original Loan as increased by the Future Advance Loan.

J. The Future Advance Loan is being funded by new loan proceeds from each of Bank of America (as to $5,429,000) and OneWest (as to $20,000,000) who upon the funding of the Future Advance Loan, shall become a Lender under the Loan Agreement and the other Loan Documents for all purposes set forth therein. Bank of America is also acquiring from Raymond James a total of $7,285,500 of Borrower’s indebtedness to Raymond James and each Lender’s pro rata shares of the Loan shall be restated herein.

K. The Administrative Agent and the Lenders have agreed to such requested modifications subject to the terms and conditions contained in this Modification Agreement and the terms and conditions of all other agreements and documents required by the Administrative Agent and the Lenders and executed by Borrower in connection with this Modification Agreement (collectively, the “Loan Modification Documents”) including without limitation a (i) Second Modification to Deed of Trust executed by Borrower, Administrative Agent and the Lenders which, among other things, increases the principal balance secured by the Original Deed of Trust to $80,000,000; and (ii) an Amended and Restated Guaranty Agreement executed by the Guarantors in favor of Administrative Agent and the Lenders which amends and restates the Original Guaranty in its entirety.

NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), the mutual premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein as if set forth in full.

2. OneWest a Lender. The parties hereto acknowledge and agree that effective as of the date hereof, OneWest is a party to the Loan Agreement, a Lender thereunder, and a Lender under all of the other Loan Documents.

3. Construction Advances. Borrower hereby represents and warrants that all construction contemplated by the Original Loan Agreement has been completed in full (subject to punchlist items) and acknowledges and agrees that Administrative Agent, the Original Lenders, and the L/C Issuer, have fully performed and satisfied all of their obligations relating to the making of construction advances under the Original Loan Agreement and all of their other obligations relating to the construction of the Improvements contemplated by the Original Loan Agreement as set forth therein. Borrower agrees that Lenders have no further obligations to make any advances of loan proceeds (other than the advance of the Future Advance Loan subject to the terms of this Modification Agreement and the other Loan Modification Documents). Borrower hereby acknowledges and agrees that the L/C Issuer has no further obligation to provide Borrower with any Letter of Credit, cash bond or other similar extensions of credit arising under the Original Loan Agreement.

4. Modification to Interest Rate. Sections 1.7(a) and 1.7(b) of the Original Loan Agreement are hereby deleted in their entirety and are replaced by the following new Sections 1.7(a) and 1.7(b):

“(a) The unpaid principal balance of this Loan from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the BBA LIBOR Daily Floating Rate for that day plus THREE HUNDRED SEVENTY FIVE (375) basis points, until default (the “Applicable Rate”). The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternative method as reasonably selected by Administrative Agent. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b) Alternative Rates. Administrative Agent may notify Borrower if the BBA LIBOR Daily Floating Rate is not available for any reason, or if Administrative Agent determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lenders of funding the Loan, or that any applicable law or regulation or compliance therewith by any Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate. If Administrative Agent so notifies Borrower, then interest shall accrue and be payable on the unpaid principal balance of the Loan at a fluctuating rate of interest equal to the Prime Rate of Administrative Agent plus one hundred (100) basis points per annum, from the date of such notification by Administrative Agent until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date of the Loan (whether by acceleration, declaration, extension or otherwise), whichever is earlier to occur. The term “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its “prime rate.” Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Administrative Agent to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Administrative Agent’s Prime Rate. If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.”

5. Modification to Payment Schedule and Maturity Date. Sections 1.13.1 and 1.13.2 of the Original Loan Agreement are hereby deleted in their entirety and are replaced by the following new Sections 1.13.1 and 1.13.2:

“1.13.1 Commencing on December 15, 2012, and continuing monthly thereafter on the same day of each succeeding month until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied, Borrower shall make payments of accrued and unpaid interest.”

1.13.2 Commencing on December 15, 2012 and continuing monthly thereafter on the same day of each succeeding month until all principal and accrued and unpaid interest owing on the Loan shall have been fully paid and satisfied, Borrower shall make principal payments in the amount of Eighty Four Thousand and No/100 Dollars ($84,000); provided, that on the Maturity Date the entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be finally due and payable.”

6. TG Development Net Worth Requirement. Section 2.17 of the Original Loan Agreement is hereby deleted in its entirety and is replaced by the following new Section 2.17:

“2.17 TG Development Financial Requirements. Borrower agrees that until all of the Obligations are paid in full, it shall be a Default hereunder (subject to the notice and cure provisions contained in Section 4.1(b) of this Agreement) if TG Development fails to maintain a minimum book net worth (which shall be defined as total assets minus total liabilities, without deduction for minority interests owned), of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) which shall be tested by Administrative Agent at the end of each calendar quarter during the term of the Loan. It is acknowledged that a component of TG Development’s book net worth is derived from its indirect ownership, through one or more subsidiaries, of certain unsold residential condominium inventory (the “Condominium Inventory”). In connection with its testing of TG Development’s book net worth, Administrative Agent, in its sole discretion, shall have the right to obtain updated appraisals of the Condominium Inventory prepared by appraisers selected by Administrative Agent (at Borrower’s expense with respect to one such appraisal each year, or for all such appraisals if a Default should occur). Further, Borrower covenants and agrees that it shall be a Default hereunder (subject to the notice and cure provisions contained in Section 4.1(b) of this Agreement) if (a) TG Development incurs contingent liability in an aggregate amount exceeding Two Hundred Fifty Million and No/100 Dollars ($250,000,000), inclusive of contingent liability incurred by TG Development in connection with a loan made to LPLA Partners, LP with respect to the “Mansions at Acqualina” project, without the prior written consent of the Required Lenders which consent Required Lenders may withhold in their sole and absolute discretion; provided, however, that any guaranties of liabilities of subsidiaries of TG Development which are taken into account when computing the book net worth (by reductions to book net worth in amounts equal to the amounts of such guarantied liabilities), as provided above, shall be permitted and shall be excluded from the aforesaid limit on contingent liabilities; provided further that there shall be no restriction on contingent liability incurred by TG Development in connection with any loan made for the acquisition or development of income producing commercial real estate; or (b) TG Development transfers any of its assets (which, for clarification, excludes distributions of cash or cash dividends made to the shareholders of TG Development in compliance with all applicable laws) without the prior written consent of Required Lenders in their sole and absolute discretion, except (i) in the ordinary course of business for fair value; or (ii) to any unrelated third party for fair and reasonably equivalent value; or (iii) to an entity that is wholly owned, directly or indirectly, by TG Development.

7. Default.

a.	Section 4.1(t) of the Original Loan Agreement is hereby deleted and replaced with the following:

“(t) the occurrence of a Default under Section 2.17 of this Agreement;”

b.	Section 4.1(q) is hereby deleted and replaced with the following:

“(q) Skechers or any Tenant Affiliate (as such term is defined in Section 17 of the Lease as in effect on November   , 2012), at any time, is not in sole possession of one hundred percent (100%) of the Property pursuant to the Lease;”

8. Administrative Agent.

a.	Section 5.10(a)(iii) of the Original Loan Agreement is hereby deleted and replaced with the following:

“(iii) after foreclosure or other acquisition of title if approved by the Required Lenders.”

b.	A new Section 5.10(e) is hereby added to the Original Loan Agreement as follows:

“(e) Notwithstanding anything to the contrary contained in the Agreement, the Deposit Account Security Agreement, or in any of the other Loan Documents, Borrower shall not be permitted to withdraw any funds from the CD Account without the consent of the Required Lenders.”

9. Legal Description. Exhibit “A” of the Original Loan Agreement is hereby deleted and replaced with Exhibit “A” attached to this Modification Agreement.

10. Amended Definitions. The following definitions of the terms set forth below replace in their entirety the definitions for such terms as are contained in Exhibit B of the Original Loan Agreement (such prior definitions being hereby deleted):

a. “Agreement” means, collectively, that certain Construction Loan Agreement dated as of April 30, 2010 by and among Borrower, Bank of America, N.A, as Administrative Agent on behalf of the Lenders, and the Original Lenders, as amended by Letter Agreement dated June 11, 2010, Letter Agreement dated July 15, 2010, Letter Agreement dated September 2, 2010, and Letter Agreement dated May 9, 2012 and as further amended by Loan Extension Agreement effective as of October 30, 2012, each by and among Borrower, Administrative Agent on behalf of the Lenders, and Original Lenders, and as further amended by this Modification Agreement and as may be further amended, modified, restated, replaced and supplemented from time to time.

b. “Lease” means, collectively, that certain Lease Agreement dated September 25, 2007 by and between HF Logistics I, LLC, a Delaware limited liability company (the “Original Landlord”), as landlord, and Skechers U.S.A., Inc., a Delaware corporation (“Skechers”), as tenant, for the lease of the Improvements constructed by Borrower in accordance with the terms and provisions of this Agreement, as modified by that certain Amendment to Lease Agreement dated December 18, 2009 by and between Original Landlord and Skechers, as assigned to Borrower pursuant to that certain Assignment of Lease (Skechers Lease) dated April 12, 2010 executed by and between Original Landlord and Borrower, as further modified by that certain Second Amendment to Lease Agreement dated April 12, 2010 executed by and between Borrower and Skechers, and as further modified by Third Amendment to Lease Agreement dated August 18, 2010 executed by and between Borrower and Skechers.

c. “Loan” means the loan by Lenders to Borrower, in the aggregate principal amount of Eighty Million Dollars ($80,000,000.00), consisting of the current outstanding principal of the Original Loan as increased by the Future Advance Loan.

d. “Loan Documents” means, collectively, the Agreement (including all exhibits), the Mortgage, any Note, the Environmental Agreement, any guaranty, financing statements, the Budget, each Draw Request, any and all documents, instruments or agreements executed and delivered to evidence, secure or in connection with all Letters of Credit, all Loan Modification Documents, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower, each of the Guarantors, or any other party to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time.

e. “Maturity Date” means October 30, 2015 or such earlier date as provided in accordance with the terms hereof.

f. “Mortgage” means, collectively, the Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of April 30, 2010 executed by Borrower, as trustor, in favor of PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as Administrative Agent for itself as a Lender and for other Lenders from time to time a party to the Agreement, and recorded on May 4, 2010 as Document No. 2010-0204347 in the Official Records of Riverside County, California as modified by Modification of Deed of Trust and Other Loan Documents dated September 22, 2010 executed by and between Borrower, Administrative Agent and the Original Lenders and recorded on September 22, 2010 as Document No. 2010-0453055 in the Official Records of Riverside County, California and as further modified by a Second Modification to Deed of Trust dated as of November 16, 2012 by and between Borrower, the Administrative Agent and the Lenders which shall be recorded in the Official Records of Riverside County, California, securing repayment of the Indebtedness and Borrower’s performance of its other obligations to Administrative Agent and Lenders under the Loan Documents, as amended, modified, supplemented, restated and replaced from time to time.

g. “Notes” means, collectively (and “Note” means any one of) (1) that certain Amended and Restated Increased Renewal Promissory Note in the principal amount of Forty Million Dollars ($40,000,000) dated as of November 16, 2012 executed by Borrower and payable to the order of Bank of America, N.A.; (2) that certain Amended and Restated Reduced Renewal Promissory Note in the amount of Twenty Million Dollars ($20,000,000) dated as of November 16, 2012 executed by Borrower and payable to the order of Raymond James Bank, N.A.; and (3) that certain Promissory Note in the amount of Twenty Million Dollars ($20,000,000) dated as of November 16, 2012 executed by Borrower and payable to the order of OneWest Bank, FSB, as each of (1), (2) and (3) may be amended, modified, replaced, restated, increased, extended or renewed from time to time.

11. Additional Definitions. The following definitions are hereby added to Exhibit “B” of the Original Loan Agreement:

a. “CD Account” means that certain deposit account established by Borrower and maintained at Bank of America, N.A. in which Borrower has granted a security interest to Administrative Agent on behalf of the Lenders as described in, and pursuant to, the Deposit Account Security Agreement.”

b. “Deposit Account Security Agreement” means that certain Security Agreement (Certificate of Deposit Account at Bank of America, N.A.) dated April 30, 2010 executed by Borrower in favor of Administrative Agent on behalf of the Lenders, pursuant to which Borrower has granted to Administrative Agent, on behalf of the Lenders, a security interest in the CD Account.”

12. Financial Statements.

a. Section 2(b) of Exhibit “B” of the Original Loan Agreement is hereby deleted.

b. Section 2(c) of Exhibit “B” of the Original Loan Agreement is hereby deleted and replaced with the following new Section 2(c):

“(c) Financial Statements of TG Development which are consolidated and consolidating and which include each of the other parties identified as a Guarantor herein all certified by the chief financial officer of TG Development (i) for each fiscal year as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year; and (ii) for each calendar quarter as soon as reasonably practicable and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of each fiscal year); provided that annual statements of cash flow and amounts and sources of contingent liabilities shall only be provided annually.”

c. Section 2(e) of Exhibit “B” of the Original Loan Agreement is hereby deleted and replaced with the following new Section 2(e):

“(e) (1) Copies of filed federal and state income tax returns of Borrower for each taxable year, within thirty (30) days after filing but in any event not later than one hundred twenty (120) days after the close of each such taxable year. Notwithstanding the foregoing, in the event Borrower timely files for an extension for the filing of a federal or state income tax return and provides Administrative Agent with a copy of the extension filing within thirty (30) days of filing same, a copy of the return shall be provided to Administrative Agent within thirty (30) days after the filing of such return but in any event not later than the expiration of the applicable extension period.

(2) Copies of: (i) IRS Form 1120 (“U.S. Corporation Income Tax Return”) in the name of TG Development for each taxable year within thirty (30) days after the filing of the federal tax return of Transatlantic Group, Ltd., a Delaware corporation (“Transatlantic”) or, in the event TG Development’s tax information is included in the federal tax return of another person or legal entity, within thirty (30) days after the filing of such other person or legal entity’s federal tax return (Transatlantic, or such other person or legal entity (as applicable), being herein referred to as the “Parent Company”) but in any event no later than one hundred twenty (120) days after the close of such taxable year; and (ii) in the event that the Parent Company is also required to file a state income tax return, any state tax return form that is substantially similar in purpose to IRS Form 1120 within thirty (30) days of filing of the state tax return of the Parent Company but in any event not later than one hundred twenty (120) days after the close of such taxable year. Notwithstanding the foregoing, if the Parent Company timely files for an extension for the filing of a federal tax return (or a state income tax return as applicable) and Borrower provides, or causes to be provided, to Administrative Agent a copy of IRS Form 7004 (“Application for Automatic Extension to File Certain Business Income Tax, Information, and Other Returns”) in the name of Parent Company and any state income tax return extension form (as applicable) within thirty (30) days of filing, then copies of the documents required in subsection (i) above shall be provided to Administrative Agent within thirty (30) days after filing of such return but in any event not later than the expiration of the applicable extension period. The documents Borrower is required to provide, or cause to be provided, to Administrative Agent pursuant to this Section 2(e)(2) are hereinafter referred to as the “Required Tax Return Documents”.

(3) Notwithstanding anything in Section 2(e)(2) to the contrary, in the event TG Development files its own federal and state tax returns, Borrower shall provide, or cause to be provided, to Administrative Agent, in lieu of the documents described in Section 2(e)(2), copies of TG Development’s federal and state tax returns within thirty (30) days of filing, provided that in the event that TG Development timely files for an extension for the filing of a federal or state income tax return and provides Administrative Agent with a copy of the extension filing within thirty (30) days of filing same, a copy of the return shall be provided to Administrative Agent within thirty (30) days of filing such return but in any event not later than the expiration of the applicable extension period.”

d. The following sentence is added to the end of Section 2 of Exhibit “B” of the Original Loan Agreement: “Provided that the form of Financial Statements and any Required Tax Return Documents delivered by Borrower (or caused to be delivered by Borrower) to Administrative Agent pursuant to this Section 2 are substantially consistent with the forms of Financial Statements and Required Tax Return Documents that have previously provided by Borrower (or caused to be provided by Borrower) to Administrative Agent during the term of the Loan, the form of such Financial Statements and Required Tax Return Documents shall be satisfactory to Administrative Agent.”

e. Section 2(f) of Exhibit “B” of the Original Loan Agreement is hereby deleted and replaced with the following new Section 2(f):

“(f) From time to time, promptly after Administrative Agent’s request, such additional information, reports and statements respecting the Property, The Improvements, or the business operations, financial condition, and tax return information of each reporting party, as Administrative Agent may reasonably request.”

13. Leasing and Tenant Matters. The final sentence of Section 7 of Exhibit I of the Original Loan Agreement is hereby deleted and replaced with the following: “Further Borrower shall not modify any terms or provisions of the Lease without prior written consent of the Required Lenders, which consent shall be in the Required Lenders’ sole and absolute discretion.”

14. Schedule of Lenders and other Parties. Exhibit “N” of the Original Loan Agreement is hereby deleted and replaced with Exhibit “N” attached to this Modification Agreement.

15. No Right To Further Extension of Maturity. Borrower acknowledges and agrees that it has previously exercised its one-time right to extend the Maturity Date provided in Section 1.13.3 of the Loan Agreement and that Borrower has no additional right to extend the maturity of the Loan.

16. Commercial Purpose. Borrower warrants that the Future Advance Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of the Future Advance Loan shall be used for commercial purposes and stipulates that the Future Advance Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

17. Expenses. Borrower shall pay all recording costs and title insurance premiums charged incurred in connection with the Loan Modification Documents, together with the reasonable fees and costs of Lenders’ counsel.

18. Borrower’s Representations and Warranties. The Borrower hereby reaffirms all of the representations and warranties set forth in the Loan Documents, and further represents and warrants that (a) the Borrower is the sole legal and beneficial owner of the Property; (b) the execution and delivery of this Modification Agreement do not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which the Borrower is a party or by which the Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which the Borrower or the Property is subject; (c) this Modification Agreement constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms; (d) the execution and delivery of, and performance under, this Agreement are within the Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of Borrower’s articles of organization or operating agreement, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (e) there exists no uncured default by Borrower or Guarantors under the Notes or any of the other Loan Documents; (f) there are no offsets, claims, counterclaims, cross-claims or defenses with respect to the Obligations; and (g) Borrower is duly organized and legally existing under the laws of the State of Delaware and qualified to do business in the State of California. The Borrower further represents and warrants that, except as disclosed to Administrative Agent in writing, there is no suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to the Borrower’s knowledge, threatened) against (i) the Borrower, or against any other person liable directly or indirectly for the Obligations, or (ii) which affects the Property or the Borrower’s title to the Property, or (iii) which affects the validity, enforceability or priority of any of the Loan Documents. The Borrower agrees to indemnify and hold the Administrative Agent and all Lenders harmless against any loss, claim, damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by the Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.

19. Release. The Borrower and the Guarantors, for themselves and for each of their respective heirs, personal representatives, successors and assigns, hereby release and waive all claims and/or defenses they now or hereafter may have against the Administrative Agent and the Lenders, their successors and assigns on account of any occurrence relating to the Loan, the Loan Documents and/or the Property which accrued prior to the date hereof, including, but not limited to, any claim that the Lenders (or any of them) (a) breached any obligation to the Borrower and/or the Guarantors in connection with the Loan, (b) was or is in any way involved with the Borrower and/or the Guarantors as a partner, joint venturer, or in any other capacity whatsoever other than as a lender, (c) failed to fund any portion of the Loan or any other sums as required under any document or agreement in reference thereto, or (d) failed to timely respond to any offers to cure any defaults under any document or agreement executed by the Borrower, the Guarantors or any third party or parties in favor of the Administrative Agent and/or the Lenders (or any of them). This release and waiver shall be effective as of the date of this Agreement and shall be binding upon the Borrower and the Guarantors and each of their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. The term “Administrative Agent” and “Lenders” as used herein shall include, but shall not be limited to, the present and former officers, directors, employees, agents and attorneys of Administrative Agent and each of the Lenders.

20. Attorneys Fees. The parties hereto agree that if in connection with the enforcement of any of the terms and conditions thereof or the pursing of any remedies thereunder an award of attorneys’ fees is provided as a remedy in any of the Loan Documents, such award of attorneys’ fees shall include without limitation reasonable attorneys’ fees incurred out of court, in trial, on appeal, in bankruptcy or otherwise.

21. Course of Dealing. Administrative Agent, Lenders and Borrower hereby acknowledge and agree that at no time shall any prior or subsequent course of conduct by Borrower or Administrative Agent or Lenders directly or indirectly limit, impair or otherwise adversely affect any of the rights, interests or remedies of Administrative Agent and/or Lenders in connection with the Loan and the Loan Documents or obligate Administrative Agent and/or Lenders to agree to, or to negotiate or consider an agreement to, any waiver of any obligation or default by Borrower under any of the Loan Documents or any amendment to any term or condition of any of the Loan Documents.

22. Renewal; Lien Continuation; No Novation. The Borrower hereby renews the Obligations and promises to pay and perform all Obligations as modified by this Modification Agreement. All security interests in favor of the Administrative Agent and the Lenders created by the Loan Documents are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish the Notes, the Obligations or such security interests. The execution and delivery of this Modification Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.

23. Default. A default under this Modification Agreement or any of the other Loan Modification Documents shall constitute a default under the Notes and other Loan Documents.

24. Amendment to Other Loan Documents. To the extent any of the Loan Documents have not been specifically modified by any of the Loan Modification Documents (any and all such documents collectively, the “Ancillary Loan Documents”), such Ancillary Loan Documents are hereby amended by incorporating the defined terms set forth in Section 10 of this Modification Agreement to the extent applicable in each such Ancillary Loan Document.

25. Miscellaneous. To the extent of any conflict between the Loan Documents and this Modification Agreement, this Modification Agreement shall control. Unless specifically modified hereby, all terms of the Original Loan Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and reaffirmed. This Modification Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (b) shall be governed by the laws of the State of Florida and United States federal law; and (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, THIS MODIFICATION TO CONSTRUCTION LOAN AGREEMENT AND OTHER LOAN DOCUMENTS is EXECUTED and DELIVERED UNDER SEAL as of the date first appearing above.

WITNESS/ATTEST:	HF LOGISTICS-SKX T1, LLC,
/s/ Christina Colucci Name: Christina Colucci	a Delaware limited liability company By: HF Logistics-SKX, LLC, a Delaware limited

Name:	liability company, its sole member By: HF Logistics I, LLC, a Delaware limited liability company, its managing member By: /s/ Iddo Benzeevi

Iddo Benzeevi, President and Chief Executive Officer

BANK OF AMERICA, N.A.,
a national banking association, individually as
WITNESS/ATTEST:	Administrative Agent, L/C Issuer, and a Lender
By: /s/ Janice T. Riley
Name:	Name:	Janice T. Riley
	Title:	Vice President

RAYMOND JAMES BANK, N.A.,
WITNESS/ATTEST:		as a Lender
/s/	Jennie E. Butler	By: /s/	Alexander L. Rody
Name:	Jennie E. Butler	Name:	Alexander L. Rody
		Title:	Senior Vice President

ONEWEST BANK, FSB,
WITNESS/ATTEST:		as a Lender
/s/	Linda Danlarre	By: /s/	John Farrace
Name:	Linda Danlarre	Name:	John Farrace
		Title:	Executive Vice President
JOINDER OF GUARANTORS

The undersigned Guarantors hereby agree to the terms and conditions of, and join in, this Modification Agreement as of the date first appearing above.

GUARANTORS:
TG DEVELOPMENT CORP., Delaware corporation
By: /s/ James Lieb

Name: James Lieb Title: Executive Vice President

TRANS LP HOLDINGS, LLC, a Delaware limited liability company

By: /s/ James Lieb

Name: Title:	James Lieb Executive Vice President

BOCA OCEAN HOLDINGS, LLC, a Delaware limited liability company

By: /s/ James Lieb

Name: Title:	James Lieb Executive Vice President

T/CAL HOLDINGS, LLC, a Delaware limited liability company

By: /s/ James Lieb

Name: Title:	James Lieb Executive Vice President

ISLAND BOULEVARD HOLDINGS, LLC, a Delaware limited liability company

By: /s/ James Lieb

Name: Title:	James Lieb Executive Vice President

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

Real property in the City of Moreno Valley, County of Riverside, State of California, described as follows:

PARCEL 1 OF PARCEL MAP NO. 35629, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER THE MAP THEREOF RECORDED ON AUGUST 26, 2010 IN BOOK 231, PAGES 77-82 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.

EXHIBIT “N”

SCHEDULE OF LENDERS AND OTHER PARTIES

BANK OF AMERICA, N.A., as Administrative Agent:

Notices:

Bank of America, N.A.
One Alhambra Plaza, Penthouse
Coral Gables, Florida 33134
Attn:	Commercial Loan Administration

Telephone: (305) 468-4347

Facsimile: (305) 468-4364

Electronic Mail: althea.v.lyn-sue@baml.com

Payment Instructions:

Bank of America, N.A.
Atlanta, Georgia
ABA No.: 0260-0959-3
Account No.: GL 1366211723000
Attention: Nicole Rice
Reference: HF Logistics-SKX T1

BANK OF AMERICA, N.A., as Lender:

Domestic and LIBOR Lending Office:		Commitment Amount: $40,000,000.00
Pro Rata Share: 50%
Bank of America, N.A.
One Alhambra Plaza, Penthouse
Coral Gables, Florida 33134
Attn:	Commercial Loan Administration

Telephone: (305) 468-4347

Facsimile: (305) 468-4364

Electronic Mail: althea.v.lyn-sue@baml.com

Notices:

Bank of America, N.A.
One Alhambra Plaza, Penthouse
Coral Gables, Florida 33134
Attn:	Commercial Loan Administration

Telephone: (305) 468-4347

Facsimile: (305) 468-4364

Electronic Mail: althea.v.lyn-sue@baml.com

Payment Instructions:

Bank of America, N.A.
Atlanta, Georgia
ABA No.: 0260-0959-3
Account No.: GL 1366211723000
Attention: Nicole Rice
Reference: HF Logistics-SKX T1

RAYMOND JAMES BANK, N.A.

Domestic and LIBOR Lending Office:	Commitment Amount: $20,000,000.00
Raymond James Bank, N.A. Loan Ops/CML 710 Carillon Parkway St. Petersburg, Florida 33176 Attn:	Pro Rata Share: 25%

Telephone:

Facsimile: (866) 597-4002

Electronic Mail: RJBank-LoanOpsCorp@RaymondJames.com

Notices:

Raymond James Bank, N.A.
Loan Ops/CML
710 Carillon Parkway
St. Petersburg, Florida 33176
Attn:

Telephone:

Facsimile: (866) 597-4002

Electronic Mail: RJBank-LoanOpsCorp@RaymondJames.com

Payment Instructions:

Federal Home Loan Bank of Atlanta
ABA No.: 0610-0876-6
Account No.: 3574100 Raymond James Bank
Attention: Loan Ops/CML
Reference: HF Logistics-SKX T1, LLC

ONEWEST BANK, FSB

Domestic and LIBOR Lending Office:		Commitment Amount: $20,000,000.00
OneWest Bank, FSB		Pro Rata Share: 25%
888 East Walnut Street
Pasadena, California 91101
Attn:	Olga Fomina, AVP Loan Operations Supervisor Telephone: (626) 535-4878 Facsimile: (866) 518-6549 Electronic Mail: OWB-BBG-Notedepartment@owb.com

Notices:

OneWest Bank, FSB
888 East Walnut Street
Pasadena, California 91101
Attn:	Olga Fomina, AVP Loan Operations Supervisor Telephone: (626) 535-4878 Facsimile: (866) 518-6549 Electronic Mail: OWB-BBG-Notedepartment@owb.com

Payment Instructions:

OneWest Bank, FSB
888 East Walnut Street
Pasadena, California 91101

ABA Number: 322270288

Acct Name: Loan Control

Acct Number: 8519808800000

Ref HF Logistics-SKX T1, LLC

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